AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2004
                                                           REGISTRATION NO. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            WESTERN GOLDFIELDS, INC.
                 (Name of small business issuer in its charter)

                              --------------------

            IDAHO                           1040                 38-3661016
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          THOMAS K. MANCUSO, PRESIDENT
                           961 MATLEY LANE, SUITE 120
                               RENO, NEVADA  89502
                                 (775) 337-9433
(Name, Address and Telephone Number of Principal Executive Offices and Agent for
                                    Service)

                                 WITH A COPY TO:
                                HENRY I. ROTHMAN
                              MICHAEL J. PENDLETON
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK  10174
                                 (212) 704-6000

                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-112036

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                                   CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                 Amount       Proposed Maximum    Proposed Maximum
Title of Each Class of            to be        Offering Price        Aggregate            Amount of
Securities to be Registered   Registered(1)     per Share(2)     Offering Price(2)   Registration Fee(2)
----------------------------  -------------  ------------------  ------------------  --------------------
Common Stock, $.01 par value        818,516  $            0.605  $       495,202.18  $              62.74
----------------------------  -------------  ------------------  ------------------  --------------------

(1)  Total represents 818,516 shares of common stock to be offered by the selling security holders of the
     Registrant. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities
     Act.
(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c)
     and (g) under the Securities Act based on the average of the high and low prices of the common stock on
     August 26, 2004, as reported on the Pink Sheets.


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                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This registration statement is being filed with respect to the registration of an additional 818,516 shares of common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-112036) are incorporated in this registration statement by reference. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.



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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Reno, state of Nevada, on this 30th day of August, 2004.

                                   WESTERN GOLDFIELDS, INC.

                                   By: /s/ Thomas K. Mancuso
                                      -----------------------------------
                                           Thomas K. Mancuso, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Thomas K. Mancuso and Mark C. Shonnard as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment, (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                  TITLE                                 DATE
------------------------   -----------------------------------   ----


/s/ Thomas K. Mancuso     President and Director                 August 30, 2004
------------------------  (Principal Executive Officer)
Thomas K. Mancuso


/s/ Mark C. Shonnard      Treasurer and  Secretary (Principal    August 30, 2004
------------------------  Accounting Officer)
Mark C. Shonnard


/s/ James Mancuso         Chairman of the Board of Directors     August 30, 2004
------------------------
James Mancuso


/s/ Thomas E. Callicrate  Director                               August 30, 2004
------------------------
Thomas E. Callicrate


/s/ Gerald B. Ruth        Director                               August 30, 2004
------------------------
Gerald B. Ruth

/s/ Douglas J. Newby      Director                               August 30, 2004
------------------------
Douglas J. Newby


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
                                     EXHIBIT INDEX

Exhibit No.  Document Description
-----------  ---------------------------------------------------------------------------
     5.1     Opinion of Jenkens & Gilchrist Parker Chapin, LLP
    23.1     Consent of Williams & Webster, P.S.
    23.2     Consent of Jenkens & Gilchrist Parker Chapin, LLP (included in Exhibit 5.1)
    24.1     Power of Attorney (included on Signature Page)


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